Exhibit 10.2

KURA SUSHI USA, INC.

2018 INCENTIVE COMPENSATION PLAN

Restricted Stock Unit Award Notice and Award Agreement (“Award Agreement”)

PART I

[Name of Participant]

Effective _____________________, 20_____ (“Award Date”), you have been granted a Restricted Stock Unit Award of __________ Restricted Stock Units (“Awarded RSUs”) by Kura Sushi USA, Inc., a Delaware corporation (the “Company”) under the Kura Sushi USA, Inc. 2018 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes. These Awarded RSUs have the vesting date(s) shown below.

Number of Awarded RSUs	Vesting Date(s)
_____________	_________________

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Award Agreement (including PART I and PART II), all of which are made a part of this document.

KURA SUSHI USA, INC.

Signature:_______________________________________ Date: ______________________________

Print Name:

Title:

PARTICIPANT

Signature:________________________________________ Date: ______________________________

Print Name:

PART II

General Terms and Conditions

Section 1.
General Terms.
(a)
Size and Type of Award. The Restricted Stock Units covered by this Award (the “Awarded RSUs”) are listed in Part I of this Award Agreement (“Award Notice”), and are subject to all of the terms and conditions of the Kura Sushi USA, Inc. 2018 Incentive Compensation Plan (the “Plan”).
(b)
Form and Time of Payment. Awarded RSUs that vest will be paid solely in the form of Shares, on the basis of one (1) Share for each vested Awarded RSU, as soon as administratively practicable after a Vesting Date but in no event later than thirty (30) days after such Vesting Date (and if such thirty (30) period begins in one calendar year and ends in the next calendar year, the Participant shall not have the right to designate the calendar year of payment).
(c)
Service. Your service as an Employee constitutes adequate consideration for the issuance of the Awarded RSUs to you, but the vesting conditions described below will nevertheless determine your right to payment of vested Awarded RSUs.
Section 2.
Vesting.
(a)
Vesting Date. The vesting date(s) (each a “Vesting Date”) for your Awarded RSUs is specified in the Award Notice. On the Vesting Date, your Awarded RSUs that vest will, subject to the provisions of this Award Agreement, be entitled to payment.
(b)
Vesting Conditions. You must, except as otherwise provided herein, remain in Continuous Service from the award Date through the applicable Vesting Date.
(c)
Forfeitures. Except as otherwise provided herein, all of the unvested Awarded RSUs shall be forfeited immediately upon the termination of your Continuous Service.
(d)
Death or Disability; Termination without Cause. If your Continuous Service ends due to death or Disability, all of the Awarded RSUs not previously vested or forfeited will vest on such date of termination of Continuous Service. If your Continuous Service ends as a result of a termination by the Company or its Related Entities other than for Cause, then the Committee may, in its discretion, vest, on such date of termination of Continuous service, Awarded RSUs not previously vested or forfeited.
Section 3.
Dividend Equivalents. Any Dividend Equivalents relating to the Awarded RSUs will be accounted for and paid to you in whole Shares, if, as, and when the related Awarded RSUs become vested (with any amounts that would result in fractional Shares being paid to you in cash).
Section 4.
Voting Rights. You will not have the right to vote Shares unless and until you receive a payment of vested Awarded RSUs in the form of Shares.
Section 5.
No Right to Continued Service. Nothing in this Award Agreement, or any action of the Board or Committee with respect to this Award Agreement, shall be held or construed to confer upon you any right to a continuation of Continuous Service. You may be dismissed or otherwise dealt with as though this award Agreement had not been entered into.
Section 6.
Taxes. Where you or any other person is entitled to receive Shares pursuant to the vesting of Awarded RSUs pursuant to this Award Agreement, the Company shall have the right to require you or such other person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld. Section 9(e) of the Plan is incorporated by reference herein.

Section 7.
Notices. Any notice under this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 17461 Derian Avenue, Suite 200, Irvine, CA 92614, or if the Company should move its principal office, to such principal office; and, in the case of the Participant, to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

Section 8.
Restrictions on Transfer. The Awarded RSUs granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Award be liable for, or subject to, debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Participant other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan.
Section 9.
Successors and Assigns. This Award Agreement shall inure to the benefit of and shall be binding upon the Company and you and their respective heirs, successors and assigns.
Section 10.
Construction of Language. Whenever appropriate in this Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.
Section 11.
Governing Law. This Award Agreement shall be construed, administered and enforced according to the laws of the State of Delaware without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law.
Section 12.
Amendment. This Award Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.
Section 13.
Plan Provisions Control. This Award Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Agreement, you acknowledge receipt of a copy of the Plan. You acknowledge that you may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Award Agreement, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Agreement.

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